Exhibit (c)(12)

Project Trans Am Discussion Materials August 2018

Disclaimer The following pages contain material that was provided to ArcLight Capital Partners, LLC (“ArcLight”) in connection with a potential acquisition of TransMontaigne Partners LP (the “Company”) by Barclays Capital Inc. (“Barclays”). The accompanying material and any Barclays presentation related to the material was compiled or prepared on a confidential basis solely for consideration by ArcLight and no part of it may be reproduced, distributed or transmitted without the prior written consent of Barclays. The information contained in this material was obtained from the Company, ArcLight and/or publicly available sources, and Barclays has relied upon such information without independent verification thereof and does not assume any liability for any such information. These materials are being provided in connection with an actual engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays. Any estimates, historical financial information, projections and other information contained herein have been prepared by management of the Company and/or ArcLight or were obtained from publicly available sources or are based upon such estimates and projections. With respect to such estimates and projections, Barclays has assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates, projections and judgment of the management of the Company and/or ArcLight. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. The analysis contained herein is based on current market conditions which are subject to change and Barclays assumes no obligation to update or otherwise revise these materials. Nothing in these materials shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. Because these materials were prepared for use in the context of a presentation to ArcLight, these materials are incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by Barclays. These materials are not intended to provide the sole basis for evaluation of the proposed transaction and do not purport to contain all information that may be required and should not be considered a recommendation with respect to the proposed transaction. Barclays has not made or obtained any evaluations or appraisals of the assets or liabilities of ArcLight or any other party to any transaction or any of their respective affiliates and has no obligation to evaluate the solvency of ArcLight or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained herein do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Barclays’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of ArcLight. Barclays, its subsidiaries and affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of ArcLight and the counterparty (or their respective affiliates) for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments. These materials do not constitute nor do they form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or any of the businesses or assets described herein or an offer of financing or an offer or recommendation to enter into any transaction described herein. Barclays Capital Inc. is the United States investment bank of Barclays Bank PLC. Barclays Bank PLC is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702). Registered in England. Registered No. 1026167. Registered office: 1 Churchill Place, London E14 5HP. Copyright Barclays Bank PLC, 2018 (all rights reserved). 1

Trans Am Price Performance

TLP vs. AMZ (5-Day)


105.0%
102.5%
100.0%
97.5%
95.0%
AMZ: 1.6%
TLP: (1.3%)
7/2/2018
7/9/2018

TLP vs. AMZ (10-Day)


105.0%
102.5%
100.0%
97.5%
95.0%
AMZ: 1.7%
TLP: (2.5%)
6/25/2018
7/9/2018

TLP vs. AMZ (20-Day)


105.0%
102.5%
100.0%
97.5%
95.0%
AMZ: (3.3%)
TLP: (5.6%)
6/11/2018
7/9/2018

TLP vs. AMZ (30-Day)


105.0%
102.5%
100.0%
97.5%
95.0%
AMZ: 1.0%
TLP: (4.9%)
5/25/2018
7/9/2018

Price Performance Tracker

TLP Price Performance Since the 7/9/18 Undisturbed Price

Date	TLP Unit Price	TLP % Price Change From Previous Close	AMZ % Price Change From Previous Close	TLP Premium to 7/9/18	AMZ Cum. Change Since 7/9/18	Tier I Comps Cum. Change Since 7/9/18 [(1)]	Initial Offer (7/10/18)	Premium to 7/10/18 Offer
7/9/2018	$36.11	-	-	-	-	-	-	-
7/10/2018	$38.49	6.6%	0.0%	6.6%	0.0%	0.2%	$38.00	1.3%
7/11/2018	$38.20	(0.8%)	(0.8%)	5.8%	(0.8%)	(0.4%)	$38.00	0.5%
7/12/2018	$39.23	2.7%	1.0%	8.6%	0.2%	0.5%	$38.00	3.2%
7/13/2018	$39.03	(0.5%)	0.3%	8.1%	0.5%	1.0%	$38.00	2.7%
7/16/2018	$38.65	(1.0%)	(0.3%)	7.0%	0.1%	0.0%	$38.00	1.7%
7/17/2018	$38.88	0.6%	(0.6%)	7.7%	(0.5%)	(0.7%)	$38.00	2.3%
7/18/2018	$39.61	1.9%	1.5%	9.7%	1.0%	(1.1%)	$38.00	4.2%
7/19/2018	$39.95	0.9%	2.5%	10.6%	3.5%	0.1%	$38.00	5.1%
7/20/2018	$39.77	(0.5%)	(1.1%)	10.1%	2.4%	0.3%	$38.00	4.7%
7/23/2018	$40.00	0.6%	0.5%	10.8%	2.9%	0.6%	$38.00	5.3%
7/24/2018	$40.25	0.6%	0.4%	11.5%	3.4%	0.8%	$38.00	5.9%
7/25/2018	$40.30	0.1%	1.6%	11.6%	5.0%	2.2%	$38.00	6.1%
7/26/2018	$40.10	(0.5%)	1.1%	11.0%	6.2%	3.2%	$38.00	5.5%
7/27/2018	$39.73	(0.9%)	(2.1%)	10.0%	3.9%	1.6%	$38.00	4.6%
7/30/2018	$39.34	(1.0%)	0.9%	8.9%	4.8%	2.9%	$38.00	3.5%
7/31/2018	$39.03	(0.8%)	0.5%	8.1%	5.4%	3.6%	$38.00	2.7%
8/1/2018	$39.88	2.2%	0.4%	10.4%	5.8%	3.9%	$38.00	4.9%
8/2/2018	$39.85	(0.1%)	2.3%	10.4%	8.2%	3.5%	$38.00	4.9%
8/3/2018	$39.35	(1.3%)	(0.2%)	9.0%	8.0%	3.9%	$38.00	3.6%

Source: FactSet.
Note: Graphs reflect 5, 10, 20 and 30 trading days.
1. *Tier I comparable companies include MMP, BPL, PBFX, GLP, SRLP, MMLP, BKEP and USDP.*

BARCLAYS

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Trans Am Implied Premiums Source: FactSet. Note: VWAPs as of the 7/9/18 undisturbed price date. 3 Period TLP Undisturbed Unit Price (7/9/2018) TLP Current Unit Price (8/3/2018) 5-Trading Day VWAP Value Initial Offer (7/10/18) Premium / (Discount) to Unit Price $39.00$40.00$41.00$42.00$43.00$44.00$45.00$46.00 8.0%10.8%13.5%16.3%19.1%21.8%24.6%27.4% (0.9%)1.7%4.2% 6.7% 9.3%11.8%14.4%16.9% Premium / (Discount) to VWAPs $38.00 $36.11 $39.35 $36.61 5.2% (3.4%) 3.8% 6.5%9.3%12.0%14.7%17.5%20.2%22.9%25.6% 10-Trading Day VWAP$36.81 3.2% 5.9%8.7%11.4%14.1%16.8%19.5%22.2%25.0% 20-Trading Day VWAP$37.52 1.3% 3.9%6.6%9.3%11.9%14.6%17.3%19.9%22.6% 30-Trading Day VWAP$37.75 0.7% 3.3%6.0%8.6%11.3%13.9%16.6%19.2%21.9% 2-Month VWAP$37.70 0.8% 3.5%6.1%8.8%11.4%14.1%16.7%19.4%22.0% 3-Month VWAP$37.86 0.4% 3.0%5.6%8.3%10.9%13.6%16.2%18.8%21.5% 6-Month VWAP$38.04 (0.1%) 2.5%5.2%7.8%10.4%13.0%15.7%18.3%20.9% 1-Year VWAP$40.22 (5.5%) (3.0%)(0.6%)1.9%4.4%6.9%9.4%11.9%14.4% Implied Premium / (Discount) to TLP’s Unit Price

Trans Am Historical Premiums Paid Analysis

Selected Historical MLP Merger and Buy-in Premiums

Announce Date	Acquiror	Target	Total Transaction Value ($mm)	Consideration Mix	Premiums Paid To Closing Price: 1-Day	5-Day	30-Day
8/1/2018	Energy Transfer Equity, L.P.	Energy Transfer Partners, L.P.	$60,345	Unit-for-Unit	11.2%	11.6%	23.5%
6/19/2018	Cheniere Energy, Inc.	Cheniere Partners Holdings	$1,243	Stock-for-Unit	12.9%	10.3%	10.7%
5/17/2018	Enbridge	Enbridge Energy Partners	$2,174	Stock-for-Unit	0.0%	8.1%	(5.6%)
5/17/2018	Enbridge	Spectra Energy Partners	$2,728	Stock-for-Unit	0.0%	(0.3%)	(6.2%)
5/17/2018	Enbridge	Enbridge Energy Mgmt.	$749	Stock-for-Unit	0.0%	5.7%	(5.3%)
5/17/2018	Enbridge	Enbridge Income Fund	$3,216	Stock-for-Unit	5.2%	(17.7%)	1.7%
5/17/2018	Williams	Williams Partners	$10,500	Stock-for-Unit	6.4%	10.5%	12.1%
3/26/2018	Tallgrass	Tallgrass Energy Partners	$4,000	Stock-for-Unit	0.6%	(5.9%)	(10.0%)
2/8/2018	NuStar Energy LP	NuStar GP Holdings	$780	Unit-for-Unit	1.7%	(4.8%)	6.4%
1/2/2018	Archrock	Archrock Partners	$1,381	Stock-for-Unit	23.4%	24.7%	25.9%
11/8/2017	Delek	Alon Partners	$160	Stock-for-Unit	2.0%	4.3%	19.1%
8/29/2017	Zenith	ARCX	$657	Cash	15.2%	16.7%	6.8%
8/14/2017	Andeavor Logistics	Western Refining Logistics	$1,754	Unit-for-Unit	6.4%	0.7%	(2.6%)
6/2/2017	World Point Terminals, Inc.	World Point Terminals, LP	$157	Cash	5.8%	6.8%	3.2%
5/18/2017	Energy Transfer Partners, L.P.	PennTex Midstream Partners, LP	$327	Cash	18.0%	22.0%	16.3%
3/3/2017	VTTI B.V.	VTTI Energy Partners LP	$822	Cash	6.0%	4.8%	12.7%
2/1/2017	ONEOK, Inc.	ONEOK Partners, L.P.	$17,116	Stock-for-Unit	25.8%	22.2%	23.1%
1/26/2017	Enbridge Energy Co, Inc.	Midcoast Energy Partners, L.P.	$641	Cash	(8.6%)	(1.8%)	10.3%
10/24/2016	American Midstream Partners, LP	JP Energy Partners LP	$452	Unit-for-Unit	14.5%	13.7%	10.5%
9/26/2016	TransCanada Corporation	Columbia Pipeline Partners LP	$2,287	Cash	11.1%	15.0%	25.6%
8/1/2016	Transocean Ltd.	Transocean Partners LLC	$1,605	Stock-for-Unit	15.0%	10.9%	1.0%
5/31/2016	SemGroup Corporation	Rose Rock Midstream, L.P.	$1,647	Stock-for-Unit	0.0%	0.9%	52.4%
11/3/2015	Targa Resources Corp.	Targa Resources Partners LP	$7,216	Stock-for-Unit	18.4%	23.1%	14.9%
10/26/2015	Western Refining, Inc.	Northern Tier Energy LP	$2,746	Cash/Stock-for-Unit	14.0%	11.9%	12.7%
7/13/2015	MPLX LP	MarkWest Energy Partners, L.P.	$19,956	Unit-for-Unit	31.6%	35.8%	29.8%
5/13/2015	The Williams Companies, Inc.	Williams Partners L.P.	$54,142	Stock-for-Unit	17.9%	17.1%	13.5%
5/6/2015	Crestwood Equity Partners LP	Crestwood Midstream Partners LP	$6,251	Unit-for-Unit	17.2%	17.4%	27.6%
1/26/2015	Energy Transfer Partners, L.P.	Regency Energy Partners LP	$17,956	Unit-for-Unit	13.2%	16.4%	10.6%
10/27/2014	Access Midstream Partners LP	Williams Partners L.P.	$37,007	Unit-for -Unit	6.5%	6.6%	8.4%
10/13/2014	Targa Resource Partners LP	Atlas Pipeline Partners, L.P.	$5,909	Unit-for-Unit	15.0%	7.8%	3.0%
10/1/2014	Enterprise Products Partners L.P.	Oiltanking Partners L.P.	6,051.0	Unit-for-Unit	5.6%	4.6%	6.8%
8/10/2014	Kinder Morgan, Inc.	Kinder Morgan Energy Partners, L.P.	$58,551	Stock-for-Unit	12.0%	10.8%	10.7%
8/10/2014	Kinder Morgan, Inc.	El Paso Pipeline Partners, L.P.	$10,022	Stock-for-Unit	15.4%	13.8%	7.3%
10/10/2013	Regency Energy Partners LP	PVR Partners, L.P.	$5,664	Unit-for-Unit	25.6%	25.2%	23.7%
8/27/2013	Plains All American Pipeline, L.P.	PAA Natural Gas Storage L.P.	$2,272	Unit-for-Unit	8.5%	8.7%	7.2%
5/7/2013	Pioneer Natural Resources Company	Pioneer Southwest Energy Partners L.P.	$1,086	Stock-for -Unit	23.0%	27.5%	9.6%
5/6/2013	Inergy Midstream L.P.	Crestwood Midstream Partners LP	$2,402	Unit-for-Unit	4.6%	1.7%	8.1%
1/29/2013	Kinder Morgan Energy Partners, L.P.	Copano Energy, L.L.C.	$4,724	Unit-for-Unit	21.8%	21.7%	36.7%
2/23/2011	Enterprise Products Partners L.P.	Duncan Energy Partners L.P.	$3,303	Unit-for-Unit	27.9%	27.7%	27.4%

		1-Day	5-Day	30-Day
MLP Buy-Ins	Median	11.2%	10.6%	11.4%
	Mean	10.4%	10.2%	12.4%
	Max	27.9%	27.7%	52.4%
	Min	(8.6%)	(17.7%)	(10.0%)
All MLP Mergers	Median	12.0%	10.8%	10.6%
	Mean	11.6%	11.2%	12.6%
	Max	31.6%	35.8%	52.4%
	Min	(8.6%)	(17.7%)	(10.0%)

Source: Company / Partnership filings, press releases and FactSet.

Note: Transactions below dashed line per Evercore / WPT Presentation (6/1/2017), as filed in WPT filing dated 6/2/2017. Highlighted transactions reflect MLP buy-ins. Premiums based on undisturbed closing price to be consistent with Evercore methodology. 1-Day and 5-Day prices based on business days; 30-Day prices based on calendar days.

BARCLAYS

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Implied TLP Prices Versus a Range of Premiums TLP Price $42.00 $41.00 $40.78 $40.00 $39.00 $38.00 $37.00 $36.00 Mean: Median: Source: Company / Partnership filings, FactSet. Note: Premiums based on undisturbed closing price to be consistent with Evercore methodology. 1-Day and 5-Day prices based on business days; 30-Day prices based on calendar days. Prices reflect premiums to TLP undisturbed price of $36.11, as of 7/9/18. Mean and median premiums reflect selected precedent MLP buy-ins since 2011. 1. Per Evercore / WPT Presentation (6/1/2017), as filed in WPT filing dated 6/2/2017. 5 Last 5 MLP Deals $41.60 $41.09 $40.14 $40.16 $39.86 $38.43 $36.72 $36.34 ETE /LNG /WMB /TEGP /NS / ETP CNQ WPZ TEP NSH 11.2%12.9%6.4%0.6%1.7% Evercore WPT Analysis(1) Mean:Median: 13.8%15.2% Barclays Analysis 10.4%11.2% Implied TLP Prices Based on Precedent 1-Day Premiums

Trans Am Purchase Price Ratio Comparison Source: Company filings, press releases and FactSet. Projections provided by the Company or ArcLight. 1. 2. 3. 4. Initial offer price of $38.00 per unit and unit counts per the Schedule 13D filed on 7/10/18. Total unit count as of 4/30/2018. GP equity value in Barclays methodology based on ArcLight’s purchase price of TLP’s GP from NGL. Evercore methodology assumes GP units are equivalent in value to LP units. EBITDA and DCF yield adjusted for Omnibus Agreement represents the implied multiples assuming fully-consolidated TMS costs which are currently not included in TLP’s cash flows. 6 ($ in millions, except per unit data) Undisturbed Price (7/9/18) TLP Unit Price: $36.11 Units (2) % LP: Public LP Equity Value 13.1 80.5% $471.4 TLP Equity Holdings, LLC LP Equity Value 2.4 14.6% 85.5 Total LP Equity Purchase Price $556.9 TLP Acquisition LP Equity Value 0.8 4.9% 28.9 Total LP Equity Value 16.2 100.0% $585.8 Initial Offer (1) (7/10/18) $38.00 $40.00 $42.00 $44.00 $46.00 $496.1 $522.2 $548.3 $574.4 $600.6 89.9 94.7 99.4 104.1 108.9 $586.0 $616.9 $647.7 $678.6 $709.4 30.4 32.0 33.6 35.2 36.8 $616.4 $648.9 $681.3 $713.8 $746.2 Initial Offer (1) (7/10/18) $38.00 $40.00 $42.00 $44.00 $46.00 Units (2) 13.1 $496.1 $522.2 $548.3 $574.4 $600.6 2.4 89.9 94.7 99.4 104.1 108.9 $586.0 $616.9 $647.7 $678.6 $709.4 0.8 30.4 32.0 33.6 35.2 36.8 16.2 $616.4 $648.9 $681.3 $713.8 $746.2 GP Equity Value (3) $350.0 $350.0 $350.0 $350.0 $350.0 $350.0 0.3 $12.6 $13.2 $13.9 $14.5 $15.2 $590.2 $590.2 $590.2 $590.2 $590.2 (0.9) (0.9) (0.9) (0.9) (0.9) $589.3 $589.3 $589.3 $589.3 $589.3 Total TLP Equity Value $935.8 $629.0 $662.1 $695.2 $728.3 $761.4 MLP Total Debt $590.2 MLP Cash (0.9) TLP Net Debt $589.3 Enterprise Value as a Multiple of: TLP Data $590.2 $590.2 $590.2 $590.2 $590.2 (0.9) (0.9) (0.9) (0.9) (0.9) $589.3 $589.3 $589.3 $589.3 $589.3 TLP Data EBITDA: 2018E $137.6 11.1x 11.3x 11.5x 11.8x 12.0x 12.3x $137.6 8.9x 9.1x 9.3x 9.6x 9.8x 2019E 2020E 2021E 146.7 10.4x 151.3 10.1x 153.5 9.9x 10.6x 10.8x 11.0x 11.3x 11.5x 10.3x 10.5x 10.7x 10.9x 11.1x 10.1x 10.3x 10.6x 10.8x 11.0x 146.7 8.3x 8.5x 8.8x 9.0x 9.2x 151.3 8.1x 8.3x 8.5x 8.7x 8.9x 153.5 7.9x 8.2x 8.4x 8.6x 8.8x EBITDA (Adj. for Omnibus Agreement) (4) 2018E $123.7 12.3x 12.6x 12.8x 13.1x 13.4x 13.6x $123.7 9.8x 10.1x 10.4x 10.7x 10.9x 2019E 2020E 2021E MLP Statistics: Distribution Yield: LQA 2018E 2019E 135.3 11.3x 141.3 10.8x 144.9 10.5x $3.18 8.81% 3.20 8.86% 3.36 9.30% 11.5x 11.7x 12.0x 12.2x 12.5x 11.0x 11.2x 11.5x 11.7x 11.9x 10.7x 11.0x 11.2x 11.4x 11.6x 8.37% 7.95% 7.57% 7.23% 6.91% 8.42% 8.00% 7.62% 7.27% 6.96% 8.84% 8.40% 8.00% 7.64% 7.30% 135.3 9.0x 9.2x 9.5x 9.7x 10.0x 141.3 8.6x 8.9x 9.1x 9.3x 9.6x 144.9 8.4x 8.6x 8.9x 9.1x 9.3x $3.18 8.37% 7.95% 7.57% 7.23% 6.91% 3.20 8.42% 8.00% 7.62% 7.27% 6.96% 3.36 8.84% 8.40% 8.00% 7.64% 7.30% DCF Yield: 2018E $3.81 10.56% 10.04% 9.54% 9.08% 8.67% 8.29% $3.81 10.04% 9.54% 9.08% 8.67% 8.29% 2019E 3.82 10.58% 10.06% 9.55% 9.10% 8.69% 8.31% 3.82 10.06% 9.55% 9.10% 8.69% 8.31% DCF Yield (Adj. for Omnibus Agreement) (4) 2018E $3.39 9.38% 8.91% 8.47% 8.06% 7.70% 7.36% $3.39 8.91% 8.47% 8.06% 7.70% 7.36% 2019E 3.47 9.61% 9.14% 8.68% 8.27% 7.89% 7.55% 3.47 9.14% 8.68% 8.27% 7.89% 7.55% $1,218.3 $1,251.4 $1,284.5 $1,317.6 $1,350.7 $1,555.7 $1,588.1 $1,620.6 $1,653.0 $1,685.5 Total TLP Enterprise Value $1,525.0 $966.4 $998.9 $1,031.3 $1,063.8 $1,096.2 Barclays Methodology Evercore Methodology Purchase Price Ratio Analysis

Trans Am Purchase Price Ratio Comparison *(Cont'd)*

Purchase Price Ratio Analysis

($ in millions, except per unit data)			Undisturbed Price (7/9/18)	Cash Flow Parity Methodology	Initial Offer [2] (7/10/18)					LP Attributable Methodology [1]	Initial Offer [2] (7/10/18)				
TLP Unit Price:			**$36.11**		**$38.00**	**$40.00**	**$42.00**	**$44.00**	**$46.00**		**$38.00**	**$40.00**	**$42.00**	**$44.00**	**$46.00**
	Units [2]	**% LP:**		**Units [3]**						**Units [3]**					
Public LP Equity Value	13.1	80.5%	$471.4	13.1	$496.1	$522.2	$548.3	$574.4	$600.6	13.1	$496.1	$522.2	$548.3	$574.4	$600.6
TLP Equity Holdings, LLC LP Equity Value	2.4	14.6%	85.5	2.4	89.9	94.7	99.4	104.1	108.9	2.4	89.9	94.7	99.4	104.1	108.9
Total LP Equity Purchase Price			$556.9		$586.0	$616.9	$647.7	$678.6	$709.4		$586.0	$616.9	$647.7	$678.6	$709.4
TLP Acquisition LP Equity Value	0.8	4.9%	28.9	0.8	30.4	32.0	33.6	35.2	36.8	0.8	30.4	32.0	33.6	35.2	36.8
Total LP Equity Value	16.2	100.0%	$585.8	16.2	$616.4	$648.9	$681.3	$713.8	$746.2	16.2	$616.4	$648.9	$681.3	$713.8	$746.2
GP Equity Value [4]			$350.0	5.1	$192.2	$202.3	$212.5	$222.6	$232.7						
Total TLP Equity Value			**$935.8**		**$808.7**	**$851.2**	**$893.8**	**$936.3**	**$978.9**		**$616.4**	**$648.9**	**$681.3**	**$713.8**	**$746.2**
MLP Total Debt			$590.2		$590.2	$590.2	$590.2	$590.2	$590.2		$413.8	$413.8	$413.8	$413.8	$413.8
MLP Cash			(0.9)		(0.9)	(0.9)	(0.9)	(0.9)	(0.9)		(0.7)	(0.7)	(0.7)	(0.7)	(0.7)
TLP Net Debt			$589.3		$589.3	$589.3	$589.3	$589.3	$589.3		$413.2	$413.2	$413.2	$413.2	$413.2
Total TLP Enterprise Value			**$1,525.0**		**$1,397.9**	**$1,440.5**	**$1,483.0**	**$1,525.6**	**$1,568.2**		**$1,029.6**	**$1,062.0**	**$1,094.5**	**$1,126.9**	**$1,159.4**
Enterprise Value as a Multiple of:		**TLP Data**		**TLP Data**						**TLP Data**					
EBITDA:	2018E	$137.6	11.1x	$137.6	10.2x	10.5x	10.8x	11.1x	11.4x	$96.4	10.7x	11.0x	11.3x	11.7x	12.0x
	2019E	146.7	10.4x	146.7	9.5x	9.8x	10.1x	10.4x	10.7x	102.8	10.0x	10.3x	10.6x	11.0x	11.3x
	2020E	151.3	10.1x	151.3	9.2x	9.5x	9.8x	10.1x	10.4x	105.2	9.8x	10.1x	10.4x	10.7x	11.0x
	2021E	153.5	9.9x	153.5	9.1x	9.4x	9.7x	9.9x	10.2x	106.1	9.7x	10.0x	10.3x	10.6x	10.9x
EBITDA (Adj. for Omnibus Agreement) [5]	2018E	$123.7	12.3x	$123.7	11.3x	11.6x	12.0x	12.3x	12.7x	$86.7	11.9x	12.2x	12.6x	13.0x	13.4x
	2019E	135.3	11.3x	135.3	10.3x	10.6x	11.0x	11.3x	11.6x	94.8	10.9x	11.2x	11.5x	11.9x	12.2x
	2020E	141.3	10.8x	141.3	9.9x	10.2x	10.5x	10.8x	11.1x	98.3	10.5x	10.8x	11.1x	11.5x	11.8x
	2021E	144.9	10.5x	144.9	9.6x	9.9x	10.2x	10.5x	10.8x	100.2	10.3x	10.6x	10.9x	11.2x	11.6x
MLP Statistics:															
Distribution Yield:	LQA	$3.18	8.81%	$3.18	8.37%	7.95%	7.57%	7.23%	6.91%	$3.18	8.37%	7.95%	7.57%	7.23%	6.91%
	2018E	3.20	8.86%	3.20	8.42%	8.00%	7.62%	7.27%	6.96%	3.20	8.42%	8.00%	7.62%	7.27%	6.96%
	2019E	3.36	9.30%	3.36	8.84%	8.40%	8.00%	7.64%	7.30%	3.36	8.84%	8.40%	8.00%	7.64%	7.30%
DCF Yield:	2018E	$3.81	10.56%	$3.81	10.04%	9.54%	9.08%	8.67%	8.29%	$3.81	10.04%	9.54%	9.08%	8.67%	8.29%
	2019E	3.82	10.58%	3.82	10.06%	9.55%	9.10%	8.69%	8.31%	3.82	10.06%	9.55%	9.10%	8.69%	8.31%
DCF Yield (Adj. for Omnibus Agreement) [5]	2018E	$3.39	9.38%	$3.39	8.91%	8.47%	8.06%	7.70%	7.36%	$3.39	8.91%	8.47%	8.06%	7.70%	7.36%
	2019E	3.47	9.61%	3.47	9.14%	8.68%	8.27%	7.89%	7.55%	3.47	9.14%	8.68%	8.27%	7.89%	7.55%

Source: Company filings, press releases and FactSet. Projections provided by the Company or ArcLight.

1. *LP Attributable Methodology calculated as Net Debt and EBITDA attributable to the LPs by multiplying each figure by (1 – GP % of DCF) in each respective year. Net Debt adjusted by '18E GP DCF take.*
2. *Initial offer price of $38.00 per unit and unit counts per the Schedule 13D filed on 7/10/18.*
3. *Total unit count as of 4/30/2018.*
4. *GP equity value for Cash Flow Parity method calculates the number of LP units that would need to be issued in order for the GP to achieve cash flow parity in the form of LP distributions. Based on LQA distributions.*
5. *EBITDA and DCF yield adjusted for Omnibus Agreement represents the implied multiples assuming fully-consolidated TMS costs which are currently not included in TLP's cash flows.*

BARCLAYS

7

Trans Am Peer Trading Comparables

Selected MLP Trading Comparables

($ in millions, except per unit data)	TransMontaigne		Tier I									
	Historical GP Value	Cash Flow Parity [3]	Magellan Midstream	Buckeye Partners [4]	PBF Logistics [5]	Global Partners	Sprague Resources	Martin Midstream	BlueKnight Energy [6]	USD Partners	Median All	Median Tier I
Ticker	TLP	TLP	MMP	BPL	PBFX	GLP	SRLP	MMLP	BKEP	USDP		
Unit Price as of 8/3/18	$39.35	$39.35	$70.66	$36.36	$22.50	$19.45	$25.40	$13.30	$2.80	$10.40		
% of 52-week high	*85.8%*	*85.8%*	*93.2%*	*57.6%*	*99.3%*	*98.2%*	*87.6%*	*70.0%*	*46.3%*	*86.7%*	*83.9%*	*87.1%*
Fully Diluted Units Outstanding	16.2	16.2	228.2	153.2	45.3	34.0	22.7	39.1	40.3	26.1		
LP Equity Value	$638.3	$638.3	$16,124.3	$5,568.8	$1,020.3	$661.2	$577.3	$519.4	$112.9	$271.8		
GP Equity Value [1]	350.0	199.1	-	-	352.8	10.7	222.5	39.8	7.4	35.2		
Total Equity Value	$988.3	$837.4	$16,124.3	$5,568.8	$1,373.0	$671.9	$799.8	$559.2	$120.3	$307.0		
Debt	590.2	590.2	4,670.0	5,395.5	609.0	1,210.1	747.9	859.1	334.6	203.0		
Preferred Equity	-	-	-	-	-	-	-	-	219.5	-		
Minority Interest	-	-	-	279.4	169.0	3.0	-	-	-	-		
Cash	(0.9)	(0.9)	(2.5)	(6.6)	(54.2)	(11.7)	(5.6)	(0.6)	(2.1)	(11.3)		
Unconsolidated HoldCo Net Debt	-	-	-	-	-	-	-	-	-	-		
Enterprise Value	$1,577.6	$1,426.7	$20,791.8	$11,237.2	$2,096.9	$1,873.3	$1,542.1	$1,417.8	$672.3	$498.7		
Enterprise Value /												
2018E EBITDA	11.3 x	10.2 x	15.0 x	10.5 x	13.4 x	7.1 x	12.0 x	9.7 x	9.3 x	8.4 x	12.0 x	10.1 x
2019E EBITDA	10.2 x	9.2 x	14.1 x	9.9 x	12.0 x	8.6 x	11.0 x	9.2 x	9.0 x	9.2 x	10.9 x	9.5 x
2020E EBITDA	9.6 x	8.6 x	12.7 x	9.3 x	10.4 x	8.5 x	11.0 x	9.1 x	8.1 x	11.6 x	10.4 x	9.8 x
MLP Statistics												
LQA Yield	8.08%	8.08%	5.42%	13.89%	8.80%	9.77%	10.51%	15.04%	11.43%	13.65%	8.95%	10.97%
2018E Distribution Yield	8.21%	8.21%	5.47%	13.89%	8.84%	9.51%	10.63%	15.04%	16.07%	14.13%	9.02%	12.26%
2019E Distribution Yield	8.82%	8.82%	5.80%	13.89%	9.20%	9.51%	11.57%	15.04%	14.64%	14.33%	9.20%	12.73%
2020E Distribution Yield	9.43%	9.43%	6.15%	13.89%	9.56%	9.51%	11.57%	15.04%	14.64%	14.33%	9.51%	12.73%
2018E DCF Yield	9.85%	9.85%	6.72%	12.64%	9.04%	16.02%	11.91%	14.34%	16.82%	16.14%	10.69%	13.49%
2019E DCF Yield	10.50%	10.50%	6.94%	13.38%	9.60%	11.19%	12.06%	17.90%	16.47%	14.20%	11.19%	12.72%
2020E DCF Yield	11.41%	11.41%	7.91%	13.86%	10.57%	10.96%	12.06%	17.74%	18.28%	11.22%	10.96%	11.64%
2018 - 2020 Distribution CAGR	7.2%	7.2%	6.0%	-	3.9%	-	4.3%	-	(4.5%)	0.7%	4.0%	0.3%
2018 - 2021 Distribution CAGR	6.9%	6.9%	5.7%	-	3.9%	-	2.9%	-	(2.3%)	0.5%	3.9%	0.2%
Current Split	50.0%	50.0%	-	-	50.0%	13.7%	50.0%	2.0%	1.6%	14.7%	2.0%	7.8%
% of Total Distribution to GP	23.8%	23.8%	-	-	13.2%	1.1%	11.9%	2.0%	1.6%	2.8%	1.6%	1.8%
Total Return	15.3%	15.3%	11.4%	13.9%	12.7%	9.8%	14.9%	15.0%	6.9%	14.3%	12.9%	13.3%
Total Return - Adjusted [2]	17.8%	17.8%	11.4%	13.9%	14.1%	9.9%	16.3%	15.3%	7.1%	14.7%	13.9%	14.0%
2018E DCF per LP / LQA Coverage	1.22 x	1.22 x	1.24 x	0.91 x	1.03 x	1.64 x	1.13 x	0.95 x	1.47 x	1.18 x	1.18 x	1.16 x
Coverage												
2018E LP Coverage	1.20 x	1.20 x	1.23 x	0.91 x	1.02 x	1.68 x	1.12 x	0.95 x	1.05 x	1.14 x	1.12 x	1.08 x
2019E LP Coverage	1.19 x	1.19 x	1.20 x	0.96 x	1.04 x	1.18 x	1.04 x	1.19 x	1.12 x	0.99 x	1.10 x	1.08 x
2020E LP Coverage	1.21 x	1.21 x	1.29 x	1.00 x	1.11 x	1.15 x	1.04 x	1.18 x	1.25 x	0.78 x	1.12 x	1.13 x
Credit Statistics												
Total Debt / Capitalization	62.0%	62.0%	68.4%	51.5%	76.7%	73.4%	79.8%	76.4%	109.7%	71.8%	71.5%	74.9%
Total Debt / 2018E EBITDA	4.24 x	4.24 x	3.38 x	5.06 x	3.89 x	4.60 x	5.80 x	5.88 x	4.65 x	3.41 x	4.32 x	4.62 x
Net Debt / 2018E EBITDA	4.23 x	4.23 x	3.37 x	5.05 x	3.54 x	4.55 x	5.76 x	5.88 x	4.62 x	3.22 x	4.26 x	4.59 x

Source: Partnership filings, Wall Street research, and FactSet.
Note: Median calculations exclude TLP. TLP projections per Wall Street research.
1. *GP equity value for MLPs without publicly traded GPs calculated using a 25.0x multiple of 2018E GP Distribution. TLP GP equity value based on ArcLight's $350mm purchase price of TLP's GP from NGL.*
2. *Calculated as: Two Year Distribution CAGR + [LQA Yield / (1 - % of Total Distribution to GP)].*
3. *GP equity value for Cash Flow Parity method calculates the number of LP units that would need to be issued in order for the GP to achieve cash flow parity in the form of LP distributions. Based on LQA distributions.*
4. *BPL debt includes the proportional debt from VTTI.*
5. *PBFX pro forma for ~$35.0mm equity offering, announced 7/17/18.*
6. *BKEP preferred equity value reflects ~35.1 preferred units at a market price of $6.25.*

BARCLAYS

8

Trans Am Peer Trading Comparables *(Cont'd)*

Selected MLP Trading Comparables

	TransMontaigne		Tier II												
($ in millions, except per unit data)	Historical GP Value	Cash Flow Parity [3]	MPLX	Plains All American	Phillips 66 Partners	Andeavor Logistics LP	Shell Midstream	Genesis Energy	NuStar Partners	Valero Energy Partners	Sunoco LP	Holly Energy Partners	Delek Logistics	Median All	Median Tier II
Ticker	TLP	TLP	MPLX	PAA	PSXP	ANDX	SHLX	GEL	NS	VLP	SUN	HEP	DKL		
Unit Price as of 8/3/18	$39.35	$39.35	$37.09	$25.52	$53.32	$46.04	$21.68	$23.71	$26.60	$37.49	$27.77	$30.73	$28.05		
% of 52-week high	*85.8%*	*85.8%*	*94.2%*	*96.7%*	*94.4%*	*83.4%*	*69.5%*	*76.8%*	*61.8%*	*77.0%*	*83.9%*	*85.3%*	*82.5%*	*83.9%*	*83.4%*
Fully Diluted Units Outstanding	16.2	16.2	794.0	725.6	122.9	217.2	223.8	122.6	106.7	69.3	82.5	105.4	24.4		
LP Equity Value	$638.3	$638.3	$29,448.4	$18,516.9	$6,553.7	$9,999.3	$4,852.2	$2,906.4	$2,839.2	$2,596.2	$2,290.8	$3,240.2	$684.0		
GP Equity Value [1]	350.0	199.1	-	-	5,856.1	-	3,339.8	-	-	1,901.4	981.2	-	644.6		
Total Equity Value	$988.3	$837.4	$29,448.4	$18,516.9	$12,409.8	$9,999.3	$8,192.0	$2,906.4	$2,839.2	$4,497.6	$3,272.0	$3,240.2	$1,328.5		
Debt	590.2	590.2	12,357.0	9,889.0	3,000.0	4,201.0	2,094.0	3,779.0	3,737.1	1,274.4	2,318.0	1,400.0	744.7		
Preferred Equity	-	-	1,000.0	2,666.1	747.0	594.0	-	712.7	1,346.5	-	-	-	-		
Minority Interest	-	-	146.0	-	-	-	22.5	(7.8)	-	-	-	90.0	-		
Cash	(0.9)	(0.9)	(6.0)	(23.0)	(151.0)	(27.0)	(174.9)	(16.1)	(582.2)	(100.1)	(98.0)	(6.7)	(4.8)		
Unconsolidated HoldCo Net Debt	-	-	-	-	-	-	-	-	-	-	-	-	-		
Enterprise Value	$1,577.6	$1,426.7	$42,945.4	$31,049.0	$16,005.8	$14,767.3	$10,133.6	$7,374.1	$7,340.6	$5,671.9	$5,492.0	$4,723.5	$2,068.5		
Enterprise Value /															
2018E EBITDA	11.3 x	10.2 x	12.6 x	13.6 x	14.8 x	11.7 x	18.2 x	11.2 x	10.3 x	14.4 x	10.6 x	13.5 x	12.5 x	12.0 x	12.6 x
2019E EBITDA	10.2 x	9.2 x	11.6 x	12.0 x	13.8 x	10.3 x	13.0 x	10.6 x	10.7 x	14.1 x	9.8 x	12.6 x	10.9 x	10.9 x	11.6 x
2020E EBITDA	9.6 x	8.6 x	11.0 x	10.9 x	11.4 x	9.7 x	12.7 x	10.4 x	9.8 x	13.5 x	9.5 x	11.9 x	9.8 x	10.4 x	10.9 x
MLP Statistics															
LQA Yield	8.08%	8.08%	6.77%	4.70%	5.64%	8.95%	6.73%	8.94%	9.02%	5.88%	11.89%	8.59%	10.98%	8.95%	8.59%
2018E Distribution Yield	8.21%	8.21%	6.82%	4.70%	5.77%	8.97%	6.88%	9.03%	9.02%	5.99%	11.89%	8.62%	11.12%	9.02%	8.62%
2019E Distribution Yield	8.82%	8.82%	7.25%	4.89%	6.34%	9.47%	7.77%	9.03%	9.02%	6.59%	11.89%	8.97%	12.16%	9.20%	8.97%
2020E Distribution Yield	9.43%	9.43%	7.68%	5.26%	6.98%	9.88%	7.97%	9.03%	9.02%	7.05%	11.89%	9.33%	12.62%	9.51%	9.02%
2018E DCF Yield	9.85%	9.85%	8.82%	8.81%	7.11%	9.17%	7.01%	13.26%	10.69%	7.61%	11.99%	8.86%	12.23%	10.69%	8.86%
2019E DCF Yield	10.50%	10.50%	9.49%	9.49%	6.97%	9.67%	8.29%	12.08%	11.21%	7.63%	12.40%	9.38%	12.68%	11.19%	9.49%
2020E DCF Yield	11.41%	11.41%	9.86%	10.80%	8.72%	10.39%	8.43%	11.73%	13.72%	7.87%	12.65%	9.70%	13.03%	10.96%	10.39%
2018 - 2020 Distribution CAGR	7.2%	7.2%	6.1%	5.7%	10.0%	5.0%	7.6%	-	-	8.5%	-	4.0%	6.5%	4.0%	5.7%
2018 - 2021 Distribution CAGR	6.9%	6.9%	6.0%	6.3%	9.0%	4.8%	5.4%	-	-	8.0%	-	4.0%	4.8%	3.9%	4.8%
Current Split	50.0%	50.0%	-	-	50.0%	-	50.0%	-	-	50.0%	50.0%	-	50.0%	2.0%	-
% of Total Distribution to GP	23.8%	23.8%	-	-	37.9%	-	27.9%	-	-	32.0%	20.5%	-	24.8%	1.6%	-
Total Return	15.3%	15.3%	12.9%	10.4%	15.6%	13.9%	14.4%	8.9%	9.0%	14.4%	11.9%	12.6%	17.5%	12.9%	12.9%
Total Return - Adjusted [2]	17.8%	17.8%	12.9%	10.4%	19.1%	13.9%	17.0%	8.9%	9.0%	17.1%	15.0%	12.6%	21.1%	13.9%	13.9%
2018E DCF per LP / LQA Coverage	1.22 x	1.22 x	1.30 x	1.87 x	1.26 x	1.03 x	1.04 x	1.48 x	1.18 x	1.29 x	1.01 x	1.03 x	1.11 x	1.18 x	1.18 x
Coverage															
2018E LP Coverage	1.20 x	1.20 x	1.29 x	1.87 x	1.23 x	1.02 x	1.02 x	1.47 x	1.18 x	1.27 x	1.01 x	1.03 x	1.10 x	1.12 x	1.18 x
2019E LP Coverage	1.19 x	1.19 x	1.31 x	1.94 x	1.10 x	1.02 x	1.07 x	1.34 x	1.24 x	1.16 x	1.04 x	1.05 x	1.04 x	1.10 x	1.10 x
2020E LP Coverage	1.21 x	1.21 x	1.28 x	2.05 x	1.25 x	1.05 x	1.06 x	1.30 x	1.52 x	1.12 x	1.06 x	1.04 x	1.03 x	1.12 x	1.12 x
Credit Statistics															
Total Debt / Capitalization	62.0%	62.0%	60.8%	46.4%	56.3%	55.0%	118.1%	58.9%	57.8%	83.3%	71.3%	71.5%	121.3%	71.5%	60.8%
Total Debt / 2018E EBITDA	4.24 x	4.24 x	3.64 x	4.32 x	2.77 x	3.33 x	3.75 x	5.74 x	5.22 x	3.24 x	4.45 x	3.99 x	4.50 x	4.32 x	3.99 x
Net Debt / 2018E EBITDA	4.23 x	4.23 x	3.64 x	4.31 x	2.63 x	3.31 x	3.44 x	5.72 x	4.41 x	2.99 x	4.26 x	3.97 x	4.47 x	4.26 x	3.97 x

Source: Partnership filings, Wall Street research, and FactSet.
Note: Median calculations exclude TLP. TLP projections per Wall Street research.
1. *GP equity value for MLPs without publicly traded GPs calculated using a 25.0x multiple of 2018E GP Distribution.*
2. *Calculated as: Two Year Distribution CAGR + [LQA Yield / (1 - % of Total Distribution to GP)].*
3. *GP equity value for Cash Flow Parity method calculates the number of LP units that would need to be issued in order for the GP to achieve cash flow parity in the form of LP distributions. Based on LQA distributions.*

BARCLAYS
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Trans Am Tax Analysis Source: Based on interpretation of tax analysis provided by Evercore. Analysis attempts to replicate Evercore methodology at various prices. Note: This analysis assumes net income, tax depreciation and distributions through 12/31/17. Tax balance sheet as of 12/31/17 and all units are assumed to be sold on 12/31/17 for illustrative purposes. 1. 2. 3. 4. Represents the gain characterized as ordinary under IRC Section 751(a) if the transaction occurred on December 31, 2017. Ordinary tax rate assumes application of IRC Section 199A deduction and is calculated as 37.0% top income tax bracket x 80.0% application of IRC Section 199A deduction + 5.0% assumed state income tax. Assumes NIIT tax rate of 3.8%. If (i) there is a Capital Gain less than zero, the Ordinary Gain calculated as Ordinary Income Gain + Cumulative Loss or (ii) there is a Capital Gain greater than zero, the Ordinary Gain calculated as Ordinary Income Gain + Cumulative Loss x Ordinary Gain / (Ordinary Gain + Capital Gain) and the Capital Gain calculated as Capital Gain + Cumulative Gain x Capital Gain / (Ordinary Gain + Capital Gain). Net After Tax Premium / (Discount) calculated as (Offer Price – Net Tax Liability) – Unit Price or VWAP. 5. 10 Purchase Price per TLP Unit $36.11 Premium / (Discount) to: Data: TLP Undisturbed Unit Price (7/9/2018) $36.11 - 20-Trading Day VWAP 37.52 (1.41) 30-Trading Day VWAP 37.75 (1.64) Ordinary Income Gain (1)$35.39 Adjusted Tax Basis 3.17 $38.00 $39.00 $40.00 $41.00 $42.00 $43.00 $44.00 $45.00 $46.00 $1.89 $2.89 $3.89 $4.89 $5.89 $6.89 $7.89 $8.89 $9.89 0.48 1.48 2.48 3.48 4.48 5.48 6.48 7.48 8.48 0.25 1.25 2.25 3.25 4.25 5.25 6.25 7.25 8.25 $35.39 $35.39 $35.39 $35.39 $35.39 $35.39 $35.39 $35.39 $35.39 3.17 3.17 3.17 3.17 3.17 3.17 3.17 3.17 3.17 Capital Gain / (Loss) ($2.45) NIIT Additional Tax 36.22 Gross Ordinary Tax Liability (Federal & State) (2)$12.24 Gross NIIT Tax Liability (3)1.38 Gross Capital Tax Liability (Federal & State) 0.21 ($0.56) $0.44 $1.44 $2.44 $3.44 $4.44 $5.44 $6.44 $7.44 36.96 37.38 37.88 38.40 39.05 39.89 40.83 41.83 42.83 $12.24 $12.24 $12.24 $12.24 $12.24 $12.24 $12.24 $12.24 $12.24 1.40 1.42 1.44 1.46 1.48 1.52 1.55 1.59 1.63 0.39 0.50 0.62 0.75 0.92 1.13 1.36 1.61 1.86 Total Tax Liability $13.83 Net Ordinary Tax Liability (Federal & State) (4)$4.72 Net NIIT Tax Liability 0.53 Net Capital Tax Liability (Federal & State) (4)0.05 $14.04 $14.16 $14.31 $14.46 $14.64 $14.89 $15.16 $15.44 $15.73 $4.91 $5.01 $5.12 $5.24 $5.40 $5.62 $5.87 $6.13 $6.40 0.56 0.57 0.59 0.61 0.64 0.67 0.70 0.74 0.78 0.14 0.19 0.27 0.39 0.52 0.66 0.82 0.98 1.14 Net Tax Liability $5.31 $5.60 $5.77 $5.98 $6.25 $6.56 $6.94 $7.39 $7.85 $8.33 Incremental Net After-tax Liability - $0.29 $0.46 $0.68 $0.94 $1.25 $1.64 $2.08 $2.55 $3.02 Net After Tax Premium / (Discount) to: (5) TLP Undisturbed Unit Price (7/9/2018) ($5.31) 20-Trading Day VWAP (6.72) 30-Trading Day VWAP (6.95) ($3.71) ($2.88) ($2.09) ($1.36) ($0.67) ($0.05) $0.50 $1.04 $1.56 (5.12) (4.28) (3.50) (2.77) (2.08) (1.46) (0.91) (0.37) 0.15 (5.35) (4.51) (3.73) (3.00) (2.31) (1.69) (1.14) (0.60) (0.08) Incremental Net After-tax Premium / (Discount): $1.60 $2.43 $3.21 $3.95 $4.64 $5.25 $5.81 $6.34 $6.87 0.19 1.02 1.81 2.54 3.23 3.84 4.40 4.93 5.46 (0.04) 0.79 1.58 2.31 3.00 3.61 4.17 4.70 5.23 TLP Undisturbed Unit Price (7/9/2018) 20-Trading Day VWAP 30-Trading Day VWAP Net Premium / (Discount) to Average Nonaffiliated TLP Unitholders

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